The SunAmerica Series Trust Small & Mid Cap Value and the SunAmerica Series Trust Foreign Value Portfolios have each added Class 1 shares. The new structures of the Portfolios are as follows:

Small & Mid Cap Value Portfolio: The title of the series is the Small & Mid Cap Value Portfolio (the "Portfolio").
The Portfolio is a series of SunAmerica Series Trust (the "Trust"). The Portfolio is divided into Class 1, Class 2 and Class 3 shares of beneficial interest in the Trust without par value. Each share of the Trust has equal voting rights and may be voted in the election of trustees and on other matters submitted to the vote of the shareholders. The shares do not have cumulative voting rights. The classes of shares are identical in all respects except that each class may bear differing amounts of certain class-specific expenses, Class 2 and 3 shares are subject to service and distribution fees while Class 1 shares are subject to distribution fees, Class 2 and 3 shares have voting rights on matters related to the Rule 12b-1 Plan adopted with respect to Class 2 and 3 shares, and Class 1 shares have voting rights on matters related to the Rule 12b-1 Plan adopted with respect to Class 1 shares. No payments are currently authorized under the 12b-1 Plan adopted with respect to Class 1 shares.


Foreign Value Portfolio: The title of the series is the Foreign Value Portfolio (the "Portfolio"). The Portfolio is a series of SunAmerica Series Trust (the "Trust"). The
Portfolio is divided into Class 1, Class 2 and Class 3 shares of beneficial interest in the Trust without par value. Each share of the Trust has equal voting rights and may be voted in the election of trustees and on other matters submitted to the vote of the shareholders. The shares do not have cumulative voting rights. The classes of shares are identical in all respects except that each class may bear differing amounts of certain class-specific expenses, Class 2 and 3 shares are subject to service and distribution fees while Class 1 shares are subject to distribution fees, Class 2 and 3 shares have voting rights on matters related to the Rule
12b-1 Plan adopted with respect to Class 2 and 3 shares, and Class 1 shares have voting rights on matters related to the Rule 12b-1 Plan adopted with respect to Class 1 shares.
No payments are currently authorized under the 12b-1 Plan adopted with respect to Class 1 shares.